UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2009

Highland Distressed Opportunities, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Jurisdiction of	814-00729 (Commission File Number)	205423854 (IRS Employer
Incorporation or Organization)		Identification No.)
NexBank Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
(Address of Principal Executive Offices)
(877) 247-1888
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On April 14, 2009, the Registrant executed Amendment No. 2 (the “Amendment”) to the Revolving Credit and Security Agreement (the “Credit Agreement”) with Liberty Street Funding LLC, as conduit lender, and The Bank of Nova Scotia, acting through its New York agency, as secondary lender and agent. Under the Amendment, the maximum amount the Registrant may borrow on a revolving basis was reduced from $60 million to $10 million. The Amendment was entered into at the Registrant’s request and will reduce the commitment fee payable by the registrant. The amount the Registrant may borrow is subject to the satisfaction of certain conditions including compliance with borrowing base tests and asset coverage limits. The Credit Agreement expires on May 29, 2009 and borrowings thereunder are secured by substantially all of the assets in the Registrant’s portfolio, including cash and cash equivalents.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Distressed Opportunities, Inc.

Date: April 17, 2009	By:	/s/ James D. Dondero

	Name:	James D. Dondero
President (Principal Executive Officer)